Exhibit 99.2

ICT GROUP FINANCIAL MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	MBS VALUE PARTNERS
Michael McMullan	Betsy Brod/Lynn Morgan
212-994-4660	212-750-5800

ICT GROUP REALIGNS SERVICE OFFERINGS AND EXPANDS RIGHT-SHORE SERVICE DELIVERY STRATEGY TO INTERNATIONAL MARKETS

~ Streamlines Operations to Focus on Customer Care, Technology and BPO Services ~

~ Extends U.S. Right-Shore Delivery Strategy to Europe and Australia ~

~ Anticipates Annual Cost Savings of Approximately $6 Million to $7 Million ~

~ Restructuring Charges of $5 Million to $7 Million To Be Recorded in 2008 Fourth Quarter ~

NEWTOWN, PA, JANUARY 6, 2009 — ICT GROUP, INC. (NASDAQ:ICTG), a leading global provider of customer management and business process outsourcing solutions, today reported on several key initiatives to realign its service offerings, expand its right-shore service delivery strategy and reduce costs, which will result in restructuring charges in the 2008 fourth quarter.

“In order to better position ICT GROUP to achieve improved profitability in 2009, we have expanded certain of our previously-announced plans to right-size and right-shore our Company globally,” noted John J. Brennan, Chairman and Chief Executive Officer. “Specifically, we will be focusing our resources on building our more predictable customer care, technology and BPO services, while limiting our telesales activities to accommodate certain large strategic client relationships, and cease performing market research services.”

“During 2008, we continued to successfully shift the servicing of much of our U.S. domestic business to our lower-cost offshore operations, which has led to improved operating margins for these business units. After reviewing our overall global position, we decided to extend this strategy to Europe and Australia so that their business models will more closely mirror what we have been able to accomplish in the U.S.,” continued Mr. Brennan. “To achieve this objective, we plan to drive production from our European and Australian markets to our lower-cost offshore facilities, while maintaining an in-country sales presence and reducing in-country contact center operations.”

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ICT GROUP REALIGNS SERVICE OFFERINGS AND EXPANDS RIGHT-SHORE SERVICE DELIVERY STRATEGY TO INTERNATIONAL MARKETS (CONT.)

These strategic initiatives, combined with ongoing cost reduction programs, will result in staff cutbacks and the closing of all or part of six contact centers in the U.S. and Canada, as well as reduced capacity at European and Australian contact centers.

As a result of these actions, ICT GROUP anticipates that it will benefit from annual cost savings of $6 million to $7 million, beginning in 2009. Restructuring charges of $5 million to $7 million related to facility closings, severance costs and other charges will be recorded in the 2008 fourth quarter. These charges are higher than previously estimated due to the additional downsizing in Europe and Australia.

ICT GROUP is in the process of performing its annual impairment testing of goodwill and evaluating the potential impairment of other assets and expects to incur a charge that could approximate $13 million to $16 million in the 2008 fourth quarter. The impairment is a non-cash charge to earnings and does not affect the Company’s liquidity or cash flows from operating activities.

“While decision cycles have lengthened, there continues to be strong demand for the customer care, technology and BPO services that we provide, and by concentrating on these core businesses with reduced infrastructure costs, we believe that ICT GROUP is solidly positioned to achieve significant operating leverage through improved productivity and increased workstation utilization in 2009,” Mr. Brennan said. “During the fourth quarter of 2008, we achieved double-digit growth in production hours within these segments of our business compared to last year’s fourth quarter and we expect this trend to continue in 2009.”

In order to accommodate the impact of the 2008 fourth quarter charges discussed above, ICT GROUP amended the financial covenants and other terms of its credit facility with its banks and reduced the credit facility to $75 million from $125 million. The Company had approximately $30 million of cash and no outstanding borrowings against its credit facility as of year-end 2008 and believes that the reduced facility size is more than sufficient to meet any borrowing needs through the remaining term of the credit agreement.

ICT GROUP will report its 2008 fourth quarter and full-year financial results on February 25, 2009.

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ICT GROUP REALIGNS SERVICE OFFERINGS AND EXPANDS RIGHT-SHORE SERVICE DELIVERY STRATEGY TO INTERNATIONAL MARKETS (CONT.)

About ICT GROUP:

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing solutions. The Company provides a comprehensive mix of customer care/retention, up-selling/cross-selling, technical support and database marketing as well as e-mail management, data entry, collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Important Cautionary Information Regarding Forward-Looking Statements:

This press release contains certain forward-looking statements relating to ICT GROUP’S restructuring plan and the anticipated charges and benefits associated with that plan, as well as forward-looking statements regarding estimated impairment charges for the fourth quarter of 2008. . The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2007, and other documents, such as current reports on Form 8-K and quarterly reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to, the following, many of which are outside ICT GROUP’s control: difficulties, delays or additional costs in implementing our restructuring program, customer demand for a client’s product or service, the client’s budgets and plans and other conditions affecting the client’s industry, interest and foreign currency exchange rates (including the effectiveness of strategies to manage fluctuations in these rates), a client invoking cancellation or similar provisions of the client contract, demand for labor and the resulting impact on labor rates paid by ICT GROUP, unanticipated labor difficulties, unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation affecting ICT GROUP or its clients, reliance on telecommunications and computer technology, general and local economic conditions, competitive pressures in ICT GROUP’s industry, the cost to prosecute, defend or settle litigation by or against ICT GROUP, judgments, orders, rulings and other developments in or affecting litigation by or against ICT GROUP, ICT GROUP’s capital and financing needs, changes in tax laws and regulation, ICT GROUP’s ability to integrate acquired businesses, terrorist attacks and the impact of war. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

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